SETTLEMENT AGREEMENT

This Settlement Agreement (the "Settlement Agreement")'is entered effective the 3rd day of September, 1999 by and between The Fresh Juice Company of California, Inc., as successor to and/or assignee of Hansen's Juice, Inc. (both hereinafter referred to as "HJI"), The Fresh Smoothie Company, LLC ("FSC") and its managing partner, Barry Lublin ("Lublin"), Hansen's Juice Creations, LLC ("Juice Creations"), and its managing partner, Harvey Laderman ("Laderman") (HJI, FSC, Lublin and Laderman shall collectively hereinafter be referred to as "the Parties").

WHEREAS, HJI owns, possesses and/or enjoys certain rights, title and interests, inter alia: (i) as a grantor and beneficiary under and pursuant to the terms of a Trust created under that certain Agreement of Trust dated as of July 27, 1992, as amended from time to time (the "Trust Agreement" or "Trust") by, between and among Hansen's Juices, Inc. and Gary Hansen, Anthony Kane and Burton S. Rosky (collectively, the "Former Trustees") as Trustees of the Trust; and (ii) as licensee of the common law and registered trademark "HANSEN'S", alone or in conjunction with other words, and in various forms, variations and composites thereof (hereinafter, collectively, the "Trademarks"), and the trade name, company name, corporate name and doing, business name "HANSEN'S ", alone or in conjunction with other words, and in various forms, variations and composites thereof (hereinafter, collectively, the "Trade Names"), in connection with the manufacture, sale and distribution of fresh juice drinks and juices pursuant to that certain Fresh Juices License Agreement, as amended (hereinafter, together with its amendments, the "Fresh Juices Agreement") entered into as of July 27, 1992 between HJI as Licensee and the Former Trustees on behalf of the Trust as Licensor; and

WHEREAS, HJI and Juice Creations entered into a Royalty Agreement dated April 26, 1996, annexed as Exhibit "A" hereto (the "Juices Royalty Agreement"), which has been amended and supplemented pursuant to: (i) a letter agreement, dated May 14, 1996 annexed as Exhibit "B" hereto (the "Letter Agreement"), (ii) Amendment to Royalty Agreement, dated May 9, 1997 to the Juices Royalty Agreement annexed as Exhibit "C" hereto (the "Juices Royalty Amendment"), (iii) an Agreement of Purchase and Sale of Membership Interests and Amendment of Royalty Agreement dated May 9, 1997 annexed hereto as Exhibit "D" hereto (the "Membership Purchase Agreement"), and (iv) the Settlement Agreement dated September _, 1999 between Hansen Beverage Company ("HBC"), Rodney C. Sacks, as Trustee of the Trust, FSC, Juice Creations, Lublin and Laderman, annexed as Exhibit "E" hereto (the "HBC Settlement Agreement"). The Juices Royalty Agreement, as amended by the Letter Agreement, Juices Royalty Amendment, the Membership Purchase Agreement, the HBC Settlement Agreement, and the within Settlement Agreement (being hereinafter referred to, collectively, as the "Fresh Juices Sublicense"), shall govern FSC's rights and license in the Trademarks and/or Trade Names; and

WHEREAS, in accordance with to the terms of the Juices Royalty Agreement, HJI granted Juice Creations an exclusive license to use the designation "HANSEN'S" as a trademark, trade name and business name in connection with the manufacture, sale and distribution of "fresh juices and fresh juice products";

WHEREAS, The Fresh Juice Company of California, Inc. by successorship to and/or assignment from Hansen's Juices, Inc., became the sublicensor to Juice Creations under and pursuant to the terms of the Fresh Juices Sublicense; and

WHEREAS, pursuant to the terms of an Assignment of License Agreements dated February, 1999, Juice Creations assigned to FSC all of Juice Creations' rights, license, and interests under the Juices Royalty Agreement, as amended; and

WHEREAS, the Trustee and HBC, as Claimants, and Juice Creations, as Respondent, are parties to an arbitration (the "Arbitration") pending before the American Arbitration Association ("AAA") in Los Angeles California, No. 72 Y 114 01292 98, however, the Arbitration has been settled and dismissed pursuant to the HBC Settlement Agreement; and

WHEREAS, HJI has submitted to the AAA and moved for leave to file a Cross-Demand For Declaratory Relief, dated August 11, 1999 (the "Cross-Demand") against FSC, Lublin, Juice Creations, and Laderman before the AAA, and FSC, Lublin, Laderman and Juice Creations have denied the claims set forth in the Cross-Demand and have certain claims against HJI (the "Fresh Juices Dispute"); and

WHEREAS, the Parties wish to dismiss, with prejudice, all claims that they have, or could have, asserted against one another in the Cross-Demand and with respect to the Fresh Juices Dispute, and to avoid the expense, inconvenience and distraction of protracted litigation, without any admission of liability whatsoever by any of them, and without the foregoing recitals constituting any evidence or admission as to the validity, force or effect of any of the agreements referred to therein; and

WHEREAS, the Parties have agreed to settle the Cross-Demand and the Fresh Juices Dispute between and among them on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the premises, the mutual covenants and promises set forth herein, and for other good and valuable consideration, the validity, sufficiency and receipt of which are hereby acknowledged, IT IS STIPULATED AND AGREED by and among the Parties as follows:

1. Required Submissions and Documents. Contemporaneously with the execution of this Settlement Agreement, HJI shall submit to the Arbitrator for signature and approval an executed original Stipulated Final Dismissal upon the terms of this Settlement Agreement in the form annexed as Exhibit "F."

          2. Rescission of Termination Notices. Confirmation Validity of Fresh Juice Sublicense. HJI hereby acknowledges, agrees and confirms, that: (i) all prior notices and letters purporting to terminate the Juices Royalty Agreement, as amended, which were sent to FSC (or to Juice Creations) by HJI (or by HJI's legal counsel), including without limitation the letters dated March 1, 1999, April 2, 1999, and July 7, 1999 (copies of which are attached hereto as Exhibits "G-1," "G-2," and "G-3") are hereby rescinded and terminated and are of no further force and effect, (ii) the Fresh Juices Sublicense is valid, and in full force and effect pursuant to the terms and conditions contained therein, and as amended hereinbelow, and
     (iii) upon the execution of this Settlement Agreement by the Parties, FSC shall not be deemed to be in default under the Fresh Juices Sublicense.

  3. Amendment To Juices Royalty Amendment. HJI and FSC hereby agree that the Juices Royalty Amendment is further hereby amended as follows: after the word "machine" contained in the last line of Paragraph I and on the last line of Paragraph 2.b., the following words shall be added in parenthesis:
     "(including blenders)."


4.       Non-Competition.

                           (i) Nothing in this Agreement, or in any of the agreements comprising the Fresh Juices Sublicense as defined in this Settlement Agreement shall be construed to prohibit or restrict FSC from supplying, in any bottled, non-bottled or pre-bottled form, custom blend fresh juice-based products, including, without limitation, smoothies, which are designed to be sold for use at home or by the ultimate consumer in a Taylor machine, or similar machine (including blenders) ("Custom Blended Fresh Juice Products"), provided that neither the designation '"HANSEN" nor "HANSEN'S", alone or in combination with any other word(s), or any form, variation or composite thereof, is used in any manner whatsoever in connection with any such Custom Blended Fresh Juice Products as a trademark, service mark, trade name, company name, corporate name, doing business name or otherwise. Other than with respect to its supply obligations to FSC, HJI shall not manufacture, sell, distribute or supply any Custom Blended Fresh Juice Products.

         (ii) In the event that at any time during the term of the Juices Royalty Agreement, as amended, that FSC elects (at its sole option) to sell, manufacture or distribute under a trademark not using the name "Hansens" any juice based product that is in competition to any product presently manufactured and distributed solely by HJI, then FSC must first obtain the prior consent of HJI, which consent shall not be unreasonably withheld by HJI. FSC shall give to HJI at least sixty (60) days prior written notice with respect to describing said product(s) and its intended uses (the "Notice"), and HJI shall respond within thirty (30) days from the receipt of the Notice. In the event that HJI rejects FSC's request contained in the Notice, then: (i) HJI's response to FSC shall set forth HJI's reasons why it is disapproving FSC's request, and (ii) if FSC is of the opinion that HJI has unreasonably disapproved FSC's request, then FSC may, at its option, submit such dispute to Arbitration pursuant to the procedures set forth in Paragraph 17 hereinafter.

5. Payment by FSC to HJI of Certain Invoices. The Parties hereby acknowledge that there are certain outstanding invoices recently billed by HJI to FSC as follows (collectively, the "Invoices"):

         Invoice No.                                 Amount
         0227 367                                    $      117.60
         0226 722                                       21,217.20
         0229 175                                       22,811.90
                                            Total:    $ 44,146.70

         HFI and FSC have agreed that FSC shall have up to November 1, 1999 to pay in full the Invoices. It is further agreed that FSC shall pay all future HJI invoices within thirty (30) days from receipt by FSC of the products ordered by FSC pursuant to such new invoices.

6. Payment of Legal Fees. It is hereby agreed and confirmed that neither Juice Creations, FSC, Barry Lublin, or Harvey Laderman shall have any liability or obligation to pay to HJI any legal fees or costs with respect to the indemnification provisions contained in Paragraph 9.01 of the Membership Purchase Agreement or contained in any other document.

7. Ratification of Fresh Juices Sublicense. The Parties hereby confirm, agree, and acknowledge that: (i) Fresh Juices Sublicense is in full force and effect, and (ii) the Parties shall comply with the terms and conditions of, and perform their obligation under, and be bound by all of the terms and conditions contained in the Fresh Juices Sublicense.

8.       Mutual Releases.

                           (i) Except for the obligations created under this Settlement Agreement, FSC, Juice Creations, Lublin, and Laderman, jointly and severally, do hereby unconditionally, irrevocably and forever release and discharge HJI and its officers, directors, managers, attorneys, agents, servants, representatives, employees, and the successors and assigns of each of the foregoing from any and all claims, debts, liabilities, demands, obligations, costs, expenses, damages, lawsuits, actions and causes of action, of whatever kind or nature, whether known or unknown, based on, arising out of, or in connection with anything done or omitted or suffered to be done at any time prior to the date of this Settlement
                           Agreement which pertains in any way to any of the events described in the Recitals to this Settlement Agreement, the Cross-Demand, and the Fresh Juices Dispute.

         (ii) Except for the obligations created under this Settlement Agreement, HJI hereby unconditionally, irrevocably and forever releases and discharges (a) Juice Creations, FSC, and their respective members, principals, officers, directors, managers, attorneys, agents, servants, representatives, employees, and (b) Barry Lublin and Harvey Laderman, and their respective attorneys, agents, servants, representatives, employees, agents, heirs, successors, and assigns, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, damages, lawsuits, actions and causes of action, of whatever kind or nature, whether known or unknown, based on, arising out of, or in connection with anything done or omitted or suffered to be done at any time prior to the date of this Settlement Agreement which pertains in any way to any of the events described in the Recitals to this Settlement Agreement, the Cross-Demand, or the Fresh Juices Dispute.

         (iii) Except for as provided in this Settlement Agreement and its related documents, the release of the Parties contained in this Paragraph 7 of this Settlement Agreement includes the waiver and release of any and all rights under California Civil Code Section 1542, which provides as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the tie of executing the release, which if known by him must have materially affected his settlement with the debtor."

                           (iv) Each of the Parties hereto represents and warrants that such Party has not heretofore assigned or transferred, or purported to assign or transfer, to any person or other entity whatever, any claim or cause of action released or assigned pursuant to this Settlement Agreement.

9. Integration. This Settlement Agreement contains the full and complete settlement reached by the Parties with respect to the Cross-Demand and the Fresh Juices Dispute and the matters contained therein, and merges all prior and contemporaneous discussions, writings, promises, undertakings, representations and communications between them respecting the settlement of the Cross-Demand and the Fresh Juices Dispute and the subject matter set forth herein. No modification, rescission or waiver of any of the terms and conditions of this Settlement Agreement shall be binding or effective for any purpose unless expressed in a writing signed by the Parties, and any such modification, rescission or waiver shall be effective only in the specific instance and for the specific purpose given.

         10. Binding Effect. This Settlement Agreement and the Juices Sublicense Agreement shall inure to the benefit of, and shall be binding upon, the undersigned Parties, their parent entities, controlled subsidiaries, members, shareholders, affiliates, divisions, and departments, and each of the foregoing entities' principals, officers, directors, employees, representatives and agents, and all those acting under any of the foregoing persons' or entities' control, in concert with any of them or on any of their behalf, and each of their respective heirs, successors, representatives, administrators and assigns, provided, however, nothing in this Settlement Agreement, except as expressly provided in this Settlement Agreement, shall expand, limit, or affect in any manner either the restrictions on competition or the supply obligations set forth in the Fresh Juices Sublicense.

11. Notices. Any notice, request, information or other document required to be provided hereunder shall be in writing and delivered personally or sent by certified mail or registered mail, postage prepaid, to the following addressees or to such other addressees as may from time to time be designated in writing by the parties:

         In the case of HJI:        The Fresh Juices Company of California, Inc.
                                    875 West 8th Street
                                    Azusa, California 91702
                                    Telecopy: (818) 812-6077
                                    Attention: Jeffrey Heavirland

         In the case of FSC:        Barry Lublin
                                    The Fresh Smoothie Company, LLC
                                    11640 San Vicente Blvd., Suite 205
                                    Los Angeles, California 90049
                                    Telecopy: (310) 820-0053

         Copy to:          Roger H. Howard, Esq.
                                    Christensen, White, Miller, Fink,
                                    F. Jacobs, Glaser & Shapiro, LLP
                                    2121 Avenue of the Stars, 18th Floor
                                    Los Angeles, California 90067-5010
                                    Telecopy: (310) 556-2920
                                                     and
                                    Dennis G. Martin
                                    Blakely, Sokoloff, Taylor & Zafman
                                    12400 Wilshire Blvd., Seventh Floor
                                    Los Angeles, California 90025-1026
                                    Telecopy: (310) 820-5988

         In the case of
         Juice Creations:           Harvey Laderman
                                    Hansen's Juice Creations, LLC
                                    11640 San Vicente Blvd., Suite 205
                                    Los Angeles, California 90049
                                    Telecopy: (310) 820-0053

         Copy to:          Roger H. Howard, Esq.
                                    Christensen, White, Miller, Fink,
                                    F. Jacobs, Glaser & Shapiro, LLP
                                    2121 Avenue of the Stars, 18th Floor
                                    Los Angeles, California 90067-5010
                                    Telecopy: (310) 556-2920.

         In the case of
         Barry Lublin:              Barry Lublin
                                    c/o The Fresh Smoothie Company, LLC
                                    11640 San Vicente Blvd., Suite 205
                                    Los Angeles, California 90049
                                    Telecopy: (310) 820-0053


         Copy to:          Roger H. Howard, Esq.
                                    Christensen, White, Miller, Fink,
                                    F. Jacobs, Glaser & Shapiro, LLP
                                    2121 Avenue of the Stars, 18th Floor
                                    Los Angeles, California 90067-5010
                                    Telecopy: (310) 556-2920.




         In the case of
         Harvey Laderman:  Harvey Laderman
                                    c/o Hansen's Juice Creations, LLC
                                    11640 San Vicente Blvd., Suite 205
                                    Los Angeles, California 90049
                                    Telecopy: (310) 820-0053

         Copy to:          Roger H. Howard, Esq.
                                    Christensen, White, Miller, Fink,
                                    F. Jacobs, Glaser & Shapiro, LLP
                                    2121 Avenue of the Stars, 18th Floor
                                    Los Angeles, California 90067-5010
                                    Telecopy: (310) 556-2920.

12. Authority. Each of the individual signatories hereto personally represents and warrants that he is a Party or an officer of a Party hereto, that his entry into this Settlement Agreement is authorized in the manner required by applicable law, and that he is empowered and authorized to sign on behalf of the Party on behalf of whom or which he sets forth his signature below.

13. Non-admission; Non-Prejudice. It is expressly understood and agreed that this Settlement Agreement and its contents are not and shall not be construed as an admission or denial by any of the Parties as to, or as any evidence of, the truth of any of the allegations or the validity of any of the claims asserted in the Cross-Demand. The Parties have agreed to compromise and settle the claims asserted in the Arbitration and Cross-Demand to avoid the expense and inconvenience that would be entailed in continuing this proceeding.

14. Non-Exhaustive. The requirements and restrictions set forth in this Settlement Agreement shall be in addition to, and not in lieu of, any requirements or restrictions prescribed by law.

15. Choice of Law. This Settlement Agreement shall be construed under and governed by the laws of the State of California without giving effect to principles of conflict of law.

16.      Conflict.  In the event of a conflict  between the  provisions  of this
         Agreement  and  the  HBC  Settlement  Agreement,   the  HBC  Settlement
         Agreement will govern and control.

17.      Final Dismissal.  Alternative Dispute Resolution and Remedies

17.1 Final Dismissal. The Stipulated Final Dismissal of the Cross-Demand shall be submitted to the Arbitrator for signature and approval.

17.2.Alternative Dispute Resolution. The Parties hereby expressly agree that any dispute, controversy or claim arising out of, in connection with, or relating to this Settlement Agreement, or the * entry into, breach or termination hereof, shall be settled by binding arbitration conducted by JAMS/Endispute ("JAMS") in accordance with JAMS Comprehensive Arbitration Rules and Procedures (the "Rules"). The arbitration shall be heard by one
     (1) arbitrator to be selected in accordance with the Rules, within the boundaries of Los Angeles County, California. Judgement upon any award rendered may be entered in any court having jurisdiction thereof. Within seven (7) calendar days after appointment the arbitrator shall set the hearing date, which shall be within ninety (90) days after the filing date of the demand for arbitration unless a later date is required for good cause shown and shall order a mutual exchange of what he/she determines to be relevant documents, identifications of witnesses and information and the dates thereafter for the taking of up to a maximum of five (5) depositions by each Party to last no more than two (2) days per deponent. The Parties waive the right, if any, to obtain any award for exemplary or punitive damages or any other amount for the purpose of imposing a penalty from the other in any arbitration or judicial proceeding or other adjudication arising out of or with respect to this Settlement Agreement, or any breach hereof, including any claim that this Settlement Agreement, or any part hereof, is invalid, illegal or otherwise voidable or void. In addition to all other relief that may be granted in the arbitration, including, without limitation, the relief set forth in Section 17.3 below, the arbitrator shall award reasonable attorneys' fees to the prevailing Party or Parties. The arbitrator shall make his or her award no later than seven (7) calendar days after the close of evidence or the submission of final briefs, whichever occurs later. The arbitration award shall be final and binding upon the Parties and the Parties hereto agree that they will accept such decision and award as binding and conclusive and will abide thereby. Service of any notice, process, motion or other document in connection with such arbitration proceeding and arbitration award may be made by personal service or by any means specified in Section 11 hereof.

                  The Parties further acknowledge, consent and agree that to the extent that any dispute, controversy or claim arising out of, in connection with, or relating to this Settlement Agreement refers or relates to, implicates, involves or concerns, in any manner whatsoever, the Trust Agreement, the Fresh Juices Agreement, the Fresh Juices Sublicense, or any other instrument, arrangement or agreement by and/or between and/or among the Parties that provides for arbitration before the American Arbitration Association, the arbitration provisions of this Section 17 shall govern and control and the entire controversy, claim and dispute shall be conducted by JAMS in accordance with the provisions of this Section 17. To the extent that the provisions of the Trust Agreement and the Fresh Juices Sublicense, or any such other instrument, arrangement or agreement are in conflict or inconsistent with this Section 17, they are hereby superseded to the extent necessary to effectuate the intent of the Parties that any dispute, controversy or claim arising out of, in connection with, or relating to this Settlement Agreement be conducted in its entirety by JAMS in accordance with the provisions of this
                  Section 17.

         17.3 Remedies. In the event of a breach or threatened breach by any of the Parties of its obligations under this Settlement Agreement, each Party acknowledges that the other Parties may not have an adequate remedy at law and shall be entitled to seek specific performance of this Settlement Agreement and such preliminary, permanent and mandatory equitable and injunctive relief as may be available to restrain the any other Party from any actual or threatened violation of the provisions hereof. Accordingly, notwithstanding the Parties' agreement to submit to arbitration set forth in Section 17.2 above, each Party may apply to any court situate in Los Angeles County (the "Court") to obtain any of the foregoing, or other, relief in connection with any dispute, controversy or claim arising out of or relating to this Settlement Agreement in the event that the granting of any such relief is not within the authorization, power or policy of any arbitral authority selected by the Parties, or is not expressly denied by such arbitral authority but nevertheless cannot be obtained from such authority in time to avoid imminent, irreparable harm. The Parties hereby consent to the personal jurisdiction of the Court for the purposes of hearing and deciding such application. The prevailing Party or Parties in any action or proceeding seeking such relief shall be entitled to reimbursement from the other Party or Parties of any costs or expenses (including, without limitation, reasonable attorneys' fees) incurred in connection with such proceeding. Nothing herein shall be construed as prohibiting any Party from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages.


THE FRESH JUICE COMPANY OF CALIFORNIA, INC.
By:      /s/Jeffrey Heavirland
         Chief Executive Officer


THE FRESH SMOOTHIE COMPANY, LLC
By:      /s/Barry Lublin
         as Managing Partner

BARRY LUBLIN
By:      /s/Barry Lublin
         Individually

HANSEN'S JUICE CREATIONS, LLC
By:      /s/Harvey Laderman
         as Managing Partner

HARVEY LADERMAN
By:      /s/Harvey Laderman
         Individually


We, the undersigned, HANSEN BEVERAGE COMPANY and RODNEY C. SACKS, as Trustee of the Hansen's Trust, by our signatures below, hereby confirm our consent to and approval of the terms and conditions of the above Settlement Agreement

HANSEN BEVERAGE COMPANY
By:      /s/Rodney C. Sacks
         Chairman and Chief Executive Officer

RODNEY C. SACKS, as Trustee of the Hansen's Trust
By:      /s/Rodney C. Sacks
         Trustee